Exhibit 10.2

FOURTH AMENDMENT

to

the Collaboration, License and Supply Agreement, dated July 6, 2004 by and between

Acusphere Inc. (“Acusphere”)

and

Nycomed Danmark ApS (“Nycomed”)

This Fourth Amendment (the “Fourth Amendment”), effective as of September 3, 2008, is entered into by and between Acusphere and Nycomed (the “Parties”).

WHEREAS, the Parties are parties to a Collaboration, License and Supply Agreement, dated July 6, 2004, as amended by the First Amendment to such agreement dated as of October 15, 2005, the Second Amendment to such agreement dated February 9, 2006 and the Third Amendment to such agreement dated June 4, 2008,(as so amended, the “Agreement”);

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.               Section 4.03(a) of the Agreement is hereby amended by removing the milestone contained therein and described as “receipt of the first Acceptance for Filing of an MAA for the Product in any Primary Jurisdiction” and replacing it with “receipt by Nycomed from Acusphere of the process validation summary for inclusion in Nycomed’s initial MAA for the Product and a description of the changes in the manufacturing process introduced prior to production of the three process validation batches.” The remainder of the sentence started with “provided that…” shall remain unchanged.  It is acknowledged that all amounts due upon completion of the milestone described in Section 4.03 (a) have previously been advanced by Nycomed in accordance with previous amendments of the Agreement.

2.               This document is an amendment to the terms of the Agreement as set out in Section 19.11 of the Agreement. Except as otherwise set forth herein, all of the terms and conditions of the Agreement shall remain in full force and effect between the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to be executed in duplicate by their duly authorized officers as of the date first above stated.

ACUSPHERE, INC.,	NYCOMED DANMARK ApS
a Delaware corporation	a Danish corporation

By:	/s/ Sherri C. Oberg	By:	/s/ Ghita Astrup
Name: Sherri C. Oberg		Name:	Ghita Astrup
Title: President and Chief Executive Officer		Title:	General Manager

		By:	/s/ Kerstin Valinder
Name: Kerstin Valinder
Title: EVP Business Development